Exhibit 99.1

Information Relating to Part II.

Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of LendingTree, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-207718) filed on November 2, 2015, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$11,320
Printing and engraving expenses	150,000
Legal fees and expenses	400,000
Accounting fees and expenses	110,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	48,680

Total	$725,000